UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported): January 26, 2021

Commission File Number 000-22496

SCHNITZER STEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0341923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

299 SW Clay Street, Suite 350, Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 224-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)s

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	SCHN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Schnitzer Steel Industries, Inc. (the “Company”) held its 2021 annual meeting of shareholders (the "Annual Meeting") on January 26, 2021. At the Annual Meeting, all proposals passed and each of the Company's director nominees was elected. For more information on the following proposals submitted to shareholders, please see the Company’s proxy statement filed with the Securities and Exchange Commission on December 16, 2020. Below are the final voting results.

Proposal No. 1 - Election of Directors

The Company’s shareholders elected (i) Glenda J. Minor, and (ii) Michael W. Sutherlin as Class III directors with terms expiring at the 2024 annual meeting of shareholders. The number of votes cast for or withheld and the broker non-votes were as follows:

Name	For	Withheld	Broker Non-Votes
Glenda J. Minor	22,381,039	157,790	2,063,603
Michael W. Sutherlin	22,155,148	383,681	2,063,603

Proposal No. 2 - Advisory Resolution on Executive Compensation

The Company’s shareholders voted, on an advisory basis, on the Company’s executive compensation as disclosed in the Company’s proxy statement, as follows:

For	Against	Abstain	Broker Non-Votes
16,752,789	5,750,283	35,757	2,063,603

Proposal No. 3 - Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2021, as follows:

For	Against	Abstain	Broker Non-Votes
23,765,353	821,048	16,031	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: January 28, 2021	By:	/s/ Peter B. Saba
Name: Peter B. Saba
Title: Sr. V.P., General Counsel and Corporate Secretary